Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES THIRD QUARTER 2021 FINANCIAL RESULTS INCLUDING NET INVESTMENT INCOME OF $0.32 PER SHARE; DECLARES FOURTH QUARTER DIVIDEND OF $0.30 PER SHARE; 38 CONSECUTIVE QUARTERS OF DIVIDEND COVERAGE

SANTA MONICA, Calif., November 3, 2021 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the third quarter ended September 30, 2021 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended September 30, 2021 was $18.7 million, or $0.32 per share on a diluted basis, which exceeded the dividend of $0.30 per share paid on September 30, 2021.

•

Net increase in net assets from operations for the quarter ended September 30, 2021 was $10.9 million, or $0.19 per share compared to $54.8 million, or $0.95 per share for the quarter ended June 30, 2021. Net increase in net assets from operations for the nine months ended September 30, 2021 was $101.2 million, or $1.75 per share.

•

Net asset value per share was $14.09 at September 30, 2021 compared to $14.21 at June 30, 2021. The change in net asset value quarter over quarter included a $6.2 million, or $0.11 per share, loss associated with prepayment charges on the early redemption of the 2022 Notes.

•	Total acquisitions during the quarter ended September 30, 2021 were $156.9 million and total dispositions were $227.2 million.

•	As of September 30, 2021, loans on non-accrual status represented 1.0% of the portfolio at fair value and 1.8% at cost.

•

On August 27, 2021, we issued and sold $150.0 million in aggregate principal amount of the Company’s 2.850% Notes due 2026 at a yield to maturity of 2.475%, which constitutes a further issuance of the 2.850% Notes due 2026 that the Company issued on February 9, 2021 in the aggregate principal amount of $175.0 million for a total outstanding aggregate principal amount of $325.0 million.

•

On September 17, 2021, we redeemed all $175.0 million of the 2022 Notes outstanding at a price equal to par plus a "make whole" premium, and accrued and unpaid interest. The 2022 Notes bore interest at an annual rate of 4.125%.

•

During the quarter ended September 30, 2021, Howard Levkowitz retired as Chairman and Chief Executive Officer of the Company.  Rajneesh Vig succeeded Howard Levkowitz as Chairman and Chief Executive Officer and Phil Tseng assumed the roles of President and Chief Operating Officer.

•

On October 28, 2021, our board of directors established the role of Lead Independent Director, and elected Eric Draut to serve in this role. Mr. Draut has served on the Company’s board of directors since 2011 and had recently served as Chair of the Audit Committee. In conjunction with the establishment of a Lead Independent Director and Mr. Draut’s appointment, the board also appointed existing board members Peter Schwab and Freddie Reiss as Chair of the Governance and Compensation Committee and Chair of the Audit Committee, respectively.

•

On November 3, 2021, our board of directors declared a fourth quarter dividend of $0.30 per share payable on December 31, 2021 to stockholders of record as of the close of business on December 17, 2021.

“We once again delivered solid quarterly results, driven by strong net investment income, sound credit quality, and a further reduction in our overall cost of capital,” said Rajneesh Vig, BlackRock TCP Capital Corp. Chairman and CEO. “Middle market activity remained robust throughout the third quarter, and we drew upon our team’s two decades of experience in direct lending as well as the extensive resources of the BlackRock platform to identify attractive opportunities. We further strengthened our highly diversified portfolio and are delivering strong risk-adjusted returns to our shareholders.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2021, our investment portfolio consisted of debt and equity positions in 106 portfolio companies with a total fair value of approximately $1.8 billion, 90% of which was senior secured debt. 77% of the total portfolio was first lien. Equity positions, including equity interests in portfolios of debt and lease assets, represented approximately 10% of the portfolio. 94% of our debt investments were floating rate, 90% of which had interest rate floors.

As of September 30, 2021, the weighted average annual effective yield of our debt portfolio was approximately 9.4%(1) and the weighted average annual effective yield of our total portfolio was approximately 8.8%, compared with 9.3% and 9.0%, respectively, as of June 30, 2021. Debt investments in three portfolio companies were on non-accrual status as of September 30, 2021, representing 1.0% of the portfolio at fair value and 1.8% at cost.

During the three months ended June 30, 2021, we invested approximately $156.9 million, primarily in 16 investments, comprised of 7 new and 9 existing portfolio companies. Of these investments, $150.0 million, or 95.6% of total acquisitions, were in senior secured loans and $3.0 million, or 1.9% of total acquisitions, were in senior secured notes. The remaining $3.9 million (2.4% of total acquisitions) was comprised of equity investments, including $2.5 million in equity interest in a portfolio of lease assets. Additionally, we received approximately $227.2 million in proceeds from sales or repayments of investments during the three months ended September 30, 2021. New investments during the quarter had a weighted average effective yield of 8.5%. Investments we exited had a weighted average effective yield of 8.6%. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income, with an emphasis on principal protection.

As of September 30, 2021, total assets were $1.8 billion, net assets were $814.2 million and net asset value per share was $14.09 per share, as compared to $1.9 billion, $820.6 million, and $14.21 per share, respectively, as of June 30, 2021.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended June 30, 2021 was approximately $42.7 million, or $0.74 per share. Investment income for the three months ended June 30, 2021 included $0.06 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.03 per share from recurring original issue discount and exit fee amortization, $0.02 per share from interest income paid in kind, and $0.03 per share of dividend income. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended June 30, 2021 were approximately $24.0 million, or $0.42 per share, including interest and other debt expenses of $10.5 million, or $0.18 per share, and incentive compensation from net investment income of $4.7 million, or $0.08 per share. For the three months ended September 30, 2021, our incentive compensation expense included approximately $0.6 million, or $0.01 per share for the final 1/6 of the previously deferred incentive compensation related to the first quarter in 2020. Excluding incentive compensation, interest and other debt expenses, annualized third quarter expenses were 4.3% of average net assets.

Net investment income for the three months ended September 30, 2021 was approximately $18.7 million, or $0.32 per share. Net unrealized losses for the three months ended September 30, 2021 were $9.5 million, or $0.16 per share, primarily driven by a $6.8 million reversal of previous unrealized gains on Edmentum and $3.7 million in unrealized losses on Hylan Datacom, partially offset by $5.1 million in unrealized gains from Razor Group. Net realized gains for the three months ended September 30, 2021 were $7.9 million, or $0.14 per share. Net increase in net assets resulting from operations for the three months ended September 30, 2021 was $10.9 million, or $0.19 per share.

__________________________

(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2021, available liquidity was approximately $396.0 million, comprised of approximately $379.4 million in available capacity under our leverage program, $36.6 million in cash and cash equivalents, and $20.0 million in net outstanding settlements of investments purchased.

The combined weighted-average interest rate on debt outstanding at September 30, 2021 was 3.22%.

Total debt outstanding at September 30, 2021 was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
Operating Facility	2026	L+1.75%	(2)	$120,592,742	$179,407,258	$300,000,000	(3)
Funding Facility II	2025	L+2.00%	(4)	—	200,000,000	200,000,000	(5)
SBA Debentures	2024−2031	2.52%	(6)	150,000,000	—	150,000,000
2022 Convertible Notes ($140 million par)	2022	4.625%		139,717,275	—	139,717,275
2024 Notes ($250 million par)	2024	3.900%		248,283,127	—	248,283,127
2026 Notes ($325 million par)	2026	2.850%		326,642,360	—	326,642,360
Total leverage				985,235,504	$379,407,258	$1,364,642,762
Unamortized issuance costs				(7,393,385)
Debt, net of unamortized issuance costs				$977,842,119

(1)	Except for the convertible notes, the 2024 Notes and the 2026 Notes, all carrying values are the same as the principal amounts outstanding.
(2)	As of September 30, 2021, $8.6 million of the outstanding amount bore interest at a rate of EURIBOR + 2.00%.
(3)	Facility has a $100 million accordion which allows for expansion of the facility to up to $400.0 million subject to consent from the lender and other customary conditions.
(4)	Subject to certain funding requirements
(5)	Facility has a $50 million accordion which allows for expansion of the facility to up to $250.0 million subject to consent from the lender and other customary conditions.
(6)	Weighted-average interest rate, excluding fees of 0.35% or 0.36%.

On October 28, 2021, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the three months ended September 30, 2021, no shares were repurchased.

RECENT DEVELOPMENTS

On October 28, 2021, the Company’s board of directors established the role of Lead Independent Director, and elected Eric Draut to serve in this role. Mr. Draut has served on the Company’s board of directors since 2011 and had recently served as Chair of the Audit Committee. In conjunction with the establishment of a Lead Independent Director and Mr. Draut’s appointment, the board also appointed existing board members Peter Schwab and Freddie Reiss as Chair of the Governance and Compensation Committee and Chair of the Audit Committee, respectively.

On November 3, 2021, our board of directors declared a fourth quarter dividend of $0.30 per share payable on December 31, 2021 to stockholders of record as of the close of business on December 17, 2021.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Wednesday, November 3, 2021 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (866) 270-1533; international callers should dial (412) 317-0797. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Third Quarter 2021 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through November 10, 2021. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (877) 344-7529. For international replay, please dial (412) 317-0088. For all replays, please reference access code 10160944.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Investments, at fair value:
Non-controlled, non-affiliated investments (cost of $1,583,532,605 and $1,473,322,720, respectively)	$1,577,986,058	$1,461,610,769
Non-controlled, affiliated investments (cost of $36,910,529 and $63,114,875, respectively)	81,655,989	68,927,182
Controlled investments (cost of $138,743,968 and $136,332,302, respectively)	97,736,134	99,026,531
Total investments (cost of $1,759,187,102 and $1,672,769,897, respectively)	1,757,378,181	1,629,564,482

Cash and cash equivalents	36,587,629	20,006,580
Interest, dividends and fees receivable	21,609,069	15,571,648
Receivable for investments sold	10,961,011	278,737
Deferred debt issuance costs	4,951,369	4,984,388
Prepaid expenses and other assets	2,019,664	1,581,320
Total assets	1,833,506,923	1,671,987,155

Liabilities
Debt (net of deferred issuance costs of $7,393,385 and $6,308,172, respectively)	977,842,119	850,016,199
Payable for investments purchased	30,965,213	33,275,348
Incentive fees payable	4,744,532	5,020,794
Interest and debt related payables	3,371,130	9,886,085
Reimbursements due to the Advisor	630,581	1,344,756
Management fees payable	—	5,753,347
Accrued expenses and other liabilities	1,749,255	1,704,048
Total liabilities	1,019,302,830	907,000,577

Net assets	$814,204,093	$764,986,578

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 57,767,264 and 57,767,264 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	$57,767	$57,767
Paid-in capital in excess of par	979,973,202	979,973,202
Distributable earnings (loss)	(165,826,876)	(215,044,391)
Total net assets	814,204,093	764,986,578
Total liabilities and net assets	$1,833,506,923	$1,671,987,155

Net assets per share	$14.09	$13.24

BlackRock TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Investment income
Interest income (excluding PIK):
Non-controlled, non-affiliated investments	$37,697,276	$34,362,132	$108,621,535	$105,290,665
Non-controlled, affiliated investments	33,840	1,047,031	93,408	2,051,272
Controlled investments	1,645,938	1,225,033	4,970,757	4,419,429
PIK income:
Non-controlled, non-affiliated investments	1,165,160	2,275,382	3,459,791	6,244,827
Non-controlled, affiliated investments	—	913,580	—	2,779,536
Dividend income:
Non-controlled, non-affiliated investments	64,136	—	1,062,258	—
Non-controlled, affiliated investments	1,227,706	—	4,052,293	—
Controlled investments	623,218	1,270,626	1,768,119	2,000,771
Lease income:
Controlled investments	—	—	—	38,136
Other income:
Non-controlled, non-affiliated investments	190,329	1,753,914	401,483	5,739,886
Non-controlled, affiliated investments	68,475	—	1,095,019	648,799
Total investment income	42,716,078	42,847,698	125,524,663	129,213,321

Operating expenses
Interest and other debt expenses	10,518,017	9,729,241	31,336,260	31,330,324
Management fees	6,769,543	5,883,493	19,138,476	17,804,678
Incentive fees	4,744,532	5,048,103	13,984,436	10,293,407
Professional fees	506,071	437,127	1,376,331	1,438,195
Administrative expenses	407,669	539,947	1,376,473	1,619,841
Director fees	220,786	220,557	765,986	660,789
Insurance expense	149,839	175,080	434,839	525,241
Custody fees	97,676	106,209	241,867	329,649
Other operating expenses	610,350	585,228	1,969,828	1,983,186
Total operating expenses	24,024,483	22,724,985	70,624,496	65,985,310

Net investment income	18,691,595	20,122,713	54,900,167	63,228,011

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Non-controlled, non-affiliated investments	2,856,902	(2,077,025)	4,699,586	2,333,558
Non-controlled, affiliated investments	5,068,545	(15,918,435)	6,096,601	(15,918,435)
Controlled investments	—	—	—	129,950
Net realized gain (loss)	7,925,447	(17,995,460)	10,796,187	(13,454,927)

Net change in unrealized appreciation (depreciation):
Non-controlled, non-affiliated investments	2,187,483	23,326,541	6,486,903	(27,714,505)
Non-controlled, affiliated investments	(9,608,818)	22,255,450	38,933,146	5,298,718
Controlled investments	(2,092,739)	1,243,968	(3,702,063)	(1,534,229)
Net change in unrealized appreciation (depreciation)	(9,514,074)	46,825,959	41,717,986	(23,950,016)

Net realized and unrealized gain (loss)	(1,588,627)	28,830,499	52,514,173	(37,404,943)

Realized loss on extinguishment of debt	(6,206,289)	(2,436,913)	(6,206,289)	(2,436,913)

Net increase (decrease) in net assets resulting from operations	$10,896,679	$46,516,299	$101,208,051	$23,386,155

Basic and diluted earnings (loss) per share	$0.19	$0.81	$1.75	$0.40

Basic and diluted weighted average common shares outstanding	57,767,264	57,767,264	57,767,264	58,066,434

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2020, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.

Katie McGlynn

310-566-1094

investor.relations@tcpcapital.com